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                                                                      Exhibit 11

                          THE WILLIAMS COMPANIES, INC.
                  COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
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
                                                                                                Years ended December 31,
                                                                                     ---------------------------------------
                                                                                       1994            1993*          1992*
                                                                                     --------        --------       --------
                                                                                                 (Thousands, except
                                                                                                 per-share amounts)
Primary earnings:
   Income from continuing operations                                                 $164,900        $185,400       $103,100
   Preferred stock dividends:
      $2.21 cumulative preferred stock                                                  8,800           8,900          2,900
      $3.875 cumulative convertible exchangeable preferred stock                            -           2,900         11,600
                                                                                     --------        --------       --------
   Income from continuing operations, net of  preferred stock dividends               156,100         173,600         88,600
   Income from discontinued operations                                                 94,000          46,400         25,200
                                                                                     --------        --------       --------
   Income before extraordinary credit (loss), net of preferred stock dividends        250,100         220,000        113,800
   Extraordinary credit (loss)                                                        (12,200)              -          9,900
                                                                                     --------        --------       --------
   Income applicable to common stock                                                 $237,900        $220,000       $123,700
                                                                                     ========        ========       ========
Primary shares:
   Average number of common shares outstanding during the period                      101,235          98,735         89,964
   Common-equivalent shares attributable to options and deferred stock                  1,235           1,176            852
                                                                                     --------        --------       --------
   Total common and common-equivalent shares                                          102,470          99,911         90,816
                                                                                     ========        ========       ========
Primary earnings per common and common-equivalent share:
   Income from continuing operations                                                 $   1.52        $   1.74       $    .97
   Income from discontinued operations                                                    .92             .46            .28
                                                                                     --------        --------       --------
   Income before extraordinary credit (loss)                                             2.44            2.20           1.25
   Extraordinary credit (loss)                                                           (.12)              -            .11
                                                                                     --------        --------       --------
   Net income                                                                        $   2.32        $   2.20       $   1.36
                                                                                     ========        ========       ========
Fully diluted earnings:
   Income from continuing operations                                                 $164,900        $185,400       $103,100
   Preferred stock dividends:
      $2.21 cumulative preferred stock                                                  8,800           8,900          2,900
      $3.875 cumulative convertible exchangeable preferred stock                            -               -         11,600
                                                                                     --------        --------       --------
   Income from continuing operations, net of preferred stock dividends                156,100         176,500         88,600
   Income from discontinued operations                                                 94,000          46,400         25,200
                                                                                     --------        --------       --------
   Income before extraordinary credit (loss), net of preferred stock dividends        250,100         222,900        113,800
   Extraordinary credit (loss)                                                        (12,200)              -          9,900
                                                                                     --------        --------       --------
   Income applicable to common stock                                                 $237,900        $222,900       $123,700
                                                                                     ========        ========       ========
Fully diluted shares:
   Average number of common shares outstanding during the period                      101,235          98,735         89,964
   Common-equivalent shares attributable to options and deferred stock                  1,267           1,318            852
   Shares attributable to conversion, assumed at January 1, 1993 to the
      conversion dates, of convertible exchangeable preferred stock                         -           3,118              -
                                                                                     --------        --------       --------
   Total common and common-equivalent shares                                          102,502         103,171         90,816
                                                                                     ========        ========       ========
Fully diluted earnings per common and common-equivalent shares:
   Income from continuing operations                                                 $   1.52        $   1.71       $    .97
   Income from discontinued operations                                                    .92             .45            .28
                                                                                     --------        --------       --------
   Income before extraordinary credit (loss)                                             2.44            2.16           1.25
   Extraordinary credit (loss)                                                           (.12)              -            .11
                                                                                     --------        --------       --------
   Net income                                                                        $   2.32        $   2.16       $   1.36
                                                                                     ========        ========       ========

*Restated as described in Note 2 of the Notes to Consolidated Financial Statements.
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